EXHIBIT 5(c)



INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 1680
BROOKLYN, NY  11202

                                             Employer Identification Number:
Date:  March 24, 1995                              15-0265555
                                             File Folder Number:
                                                   160006954
NIAGARA MOHAWK POWER CORPORATION             Person to Contact:
300 ERIE BOULEVARD WEST                            MARIANNE VEZERIAN
SYRACUSE, NY 13202                           Contact Telephone Number:
                                                   (617) 565-7771
                                             Plan Name:
                                              NIAGARA MOHAWK POWER CORPORATION
                                              REPRESENTED EE'S SAVINGS FUND PLAN
                                             Plan Number:  002



Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that your read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated January 11, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) adopted on April 25, 1991.

      This determination letter is also applicable for the amendment(s) adopted on December 17, 1993.

      This plan satisfies the minimum coverage and nondiscrimination require-ments of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

NIAGARA MOHAWK POWER CORPORATION



      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability require-ments of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                      Sincerely yours,

                                                      /s/ Herbert J. Huff

                                                      Herbert J. Huff
                                                      District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans